Exhibit 99.4

[LETTERHEAD OF LAZARD FRERES & CO. LLC]

The Board of Directors

Outdoor Channel Holdings, Inc.

43445 Business Park Drive, Suite 103

Temecula, California 92590

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 15, 2012, to the Board of Directors of Outdoor Channel Holdings, Inc. (“Outdoor Channel”) as Annex B to, and reference thereto under the headings “SUMMARY — Opinion of Outdoor Channel’s Financial Advisor” and “THE PROPOSED TRANSACTION — Opinion of Outdoor Channel’s Financial Advisor” in, the proxy statement/prospectus relating to the proposed transaction involving Outdoor Channel and InterMedia Outdoors Holdings, LLC, which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of InterMedia Outdoor Holdings, Inc. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

LAZARD FRERES & CO. LLC

By   /s/ Ajay Yadav

        Ajay Yadav

        Managing Director

November 21, 2012